Exhibit 99.9

CONSENT OF ESTÁTER ASSESSORIA FINANCEIRA LTDA.

CONSENT

To the Board of Directors of Gafisa S.A. (“Gafisa”) and Construtora Tenda S.A. (“Tenda”):

We hereby consent to (1) the inclusion of an English-language translation of our presentation of financial analyses, dated as of October 20, 2009 and November 4, 2009, delivered by us to Gafisa  (collectively, the “Reports”), as an exhibit to the prospectus/information statement of Gafisa, which prospectus/information statement is part of the Registration Statement on Form F-4 of Gafisa and (2) the references to our firm and the Reports in the Registration Statement under the caption “The Restructuring” in Part Five of the prospectus/information statement included therein.  By giving such consent, we do not thereby admit that we are experts with respect to any part of such Registration Statement, or the prospectus/information statement included therein, within the meaning of the term “expert” as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

São Paulo, Brazil, November 13, 2009.

By:	/s/ Estáter Assessoria Financiera LTDA
Name:	ESTÁTER ASSESSORIA FINANCIERA LTDA
Title: